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EXHIBIT NO. 21
PARENT AND SUBSIDIARIES OF REGISTRANT.

The following listed subsidiary corporations are all included in the consolidated financial statements included herein, and the Registrant is the owner of 100% of the capital stock of each subsidiary, unless otherwise indicated.

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                                                                      STATE OF
          CORPORATION                        RELATIONSHIP             INCORPORATION
          -----------                        ------------             -------------
United Inns, Inc.                            Parent                   Delaware
United Inns, Inc. of Tennessee               Subsidiary               Tennessee
United Inns of Colorado, Inc.                Subsidiary               Colorado
United Supply Company                        Subsidiary               Tennessee
Gary Hotel Courts, Inc.                      Subsidiary               Georgia
Stagner Hotel Courts, Inc.                   Subsidiary               Georgia
Kizer Motel Courts, Inc.                     Subsidiary               Texas
Lammons Hotel Courts, Inc.                   Subsidiary               Georgia
Turley Inns, Inc.                            Subsidiary               Texas
Rodgers Hotel Courts, Inc.                   Subsidiary               Georgia
Dotson, Inc.                                 Subsidiary               Texas
Haywood Hotel Courts, Inc.                   Subsidiary               Georgia
Sepp Hotel Courts, Inc.                      Subsidiary               Georgia
Scott Inn, Inc.                              Subsidiary               Texas
Johnson Inn, Inc.                            Subsidiary               Texas
South Jacksonville Inn, Inc.                 Subsidiary               Florida
Eastex Inn, Inc.                             Subsidiary               Texas
Croswell Inn, Inc.                           Subsidiary               Texas
Rier Inn, Inc.                               Subsidiary               Texas
Clayton County Inn, Inc.                     Subsidiary               Georgia
Houston Airport Inn, Inc.                    Subsidiary               Texas
Peachtree Lenox Inn, Inc.                    Subsidiary               Georgia
I-20 East Inn, Inc.                          Subsidiary               Georgia
Jackson Downtown Inn, Inc.                   Subsidiary               Mississippi
Northside Inn, Inc.                          Subsidiary               Georgia
Old National Inn, Inc.                       Subsidiary               Georgia
Gaines, Inc.                                 Subsidiary               Tennessee
Friscia Inn, Inc.                            Subsidiary               Texas
Airport Utilities, Inc.                      Subsidiary               Texas
Transcontinental Motor Hotels, Inc.          Subsidiary               Texas
Ellison Hotel Corporation                    Subsidiary               Texas
Glenjon, Inc.                                Subsidiary               Texas
TMH Motor Hotels, Inc.                       Subsidiary               California
Houston Inns Service Co., Inc.               Subsidiary               Texas
Ox John, Inc.                                Subsidiary               Texas
La Mancha Club, Inc.                         Subsidiary               Texas
La Strada Club, Inc.                         Subsidiary               Texas
Roswell Road Inn, Inc.                       Subsidiary               Georgia
Memorial Katy Inn, Inc.                      Subsidiary               Texas
Greenway Plaza Inn, Inc.                     Subsidiary               Texas
Hobby Inn, Inc.                              Subsidiary               Texas
Chamblee-Dunwoody Inn, Inc.                  Subsidiary               Georgia
Southwest, Inc.                              Subsidiary               Mississippi
Mid-Atlanta Investment Company               Subsidiary (75% owned)   Georgia
Penrod Club                                  Subsidiary               Texas
The Thicket Club                             Subsidiary               Texas
Limited Service Inns, Inc. of Georgia        Subsidiary               Georgia
Austin Innkeepers, Inc.                      Subsidiary               Texas
Indian Trail Inn, Inc.                       Subsidiary               Georgia
Memphis Carwash, Inc.                        Subsidiary               Tennessee
Carwash Number 2, Inc.                       Subsidiary               Tennessee
9 Up Club, Inc.                              Subsidiary               Texas
Limited Service Inns, Inc. of Houston        Subsidiary               Texas
Limited Service Inns, Inc. of Mississippi    Subsidiary               Mississippi
Limited Service Inns, Inc. of
  Georgia Number Two                         Subsidiary               Georgia
Rier Properties, Inc.                        Subsidiary               Texas
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